UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2015

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, Kadant Inc. (the “Company”) announced that the Board of Directors has named Michael J. McKenney, 53, Senior Vice President and Chief Financial Officer, effective June 30, 2015, to succeed Thomas M. O’Brien, whose planned retirement as Chief Financial Officer was announced in September 2014. Mr. McKenney, 53, is currently the Company’s Vice President, Finance and Chief Accounting Officer, and will be succeeded by Ms. Deborah S. Selwood, 46, who has been named Vice President and Chief Accounting Officer effective June 30, 2015. Ms. Selwood is currently the Company’s Corporate Controller.

Mr. McKenney, 53, has been the Company’s Vice President, Finance and Chief Accounting Officer since 2002, and previously served as Corporate Controller from 1997 to 2002. He joined the Company in 1993 upon the acquisition of the AES water management business (now part of the Kadant Solutions Division) from Albany International Corp., where he had served as Controller of AES. Ms. Selwood joined the Company in 2004 as Assistant Corporate Controller and was promoted to Corporate Controller in 2007. Prior to joining the Company, she was an auditor at Arthur Andersen LLP for ten years and the director of external reporting at Genuity Inc. for three years.

A copy of the press release announcing the appointments of Mr. McKenney and Ms. Selwood is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit
No.	Description of Exhibit

99.1	Press Release issued by the Company on March 26, 2015.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: March 26, 2015	By	/s/ Jonathan W. Painter
Jonathan W. Painter President and Chief Executive Officer

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